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Exhibit 5.1

February 2, 2018

Nabors Industries Ltd.
Crown House Second Floor
4 Par-la-Ville Road
Hamilton, HM08
Bermuda

Nabors Industries, Inc.
515 West Greens Road, Suite 1200
Houston, Texas 77067

        Re: Nabors Industries, Inc. and Nabors Industries Ltd. Registration Statement Form S-3

Ladies and Gentlemen:

        We have acted as special United States counsel to Nabors Industries Ltd., a Bermuda exempted company ("Nabors"), and Nabors Industries, Inc., a Delaware corporation ("Nabors Delaware") in connection with their filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the following securities to be offered from time to time by Nabors or Nabors Delaware on the terms to be determined at the time of the offering: (i) common shares, par value $0.001, of Nabors (the "Common Shares"); (ii) preferred shares, par value $0.001, of Nabors (the "Preferred Shares"); (iii) depositary shares of Nabors (the "Depositary Shares"); (iv) share purchase contracts of Nabors (the "Share Purchase Contracts"); (v) share purchase units of Nabors (the "Share Purchase Units"); (vi) warrants of Nabors (the "Warrants"); (vii) guarantees of debt securities of Nabors Delaware by Nabors (the "Guarantees"); and (viii) debt securities of Nabors Delaware (the "Debt Securities"). The Common Shares, Preferred Shares, Depositary Shares, Share Purchase Contracts, Share Purchase Units, Warrants, Guarantees and Debt Securities are herein collectively referred to as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein (as amended or supplemented), and pursuant to Rule 415 under the Securities Act.

        In rendering the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and agreements and other instruments, certificates of public officials, certificates of officers and representatives of Nabors and Nabors Delaware and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, including the Registration Statement and the forms of Indenture and Subordinated Indenture filed or incorporated by reference as exhibits thereto. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have assumed that any applicable indenture or supplemental indenture will be duly authorized, executed and delivered by any applicable trustee and constitute a legal, valid and binding obligation of such trustee. We have relied upon representations and certifications as to factual matters by officers and representatives of Nabors and Nabors Delaware and other appropriate persons and statements contained in the Registration Statement.

        Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that:

          1.     At such time as: (a) the terms of the Debt Securities have been established in accordance with the applicable indenture and officers' certificate, issuer's order or supplemental indenture, as the case may be, and the terms of their issuance and sale have been approved by appropriate action of Nabors Delaware; (b) the applicable indenture or supplemental indenture relating to such Debt Securities has been duly executed by Nabors Delaware and the applicable trustee; (c) the Debt Securities have been duly authorized and executed by Nabors Delaware and duly authenticated by the applicable trustee in accordance with the applicable indenture or supplemental indenture; and (d) the Debt Securities have been duly issued, sold and delivered by Nabors Delaware against payment therefore as contemplated by the Registration Statement and any prospectus supplement relating thereto, the applicable definitive purchase, underwriting or similar agreement and otherwise in accordance with the applicable indenture or supplemental indenture, the Debt Securities will be legal, valid and binding obligations of Nabors Delaware, enforceable in accordance with their terms, except in each case: (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors' rights generally; and (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

          2.     At such time as: (a) the terms of the Guarantees have been established in accordance with the applicable indenture and officers' certificate, issuer's order or supplemental indenture, as the case may be, and the terms of their issuance have been approved by appropriate action of Nabors; (b) the applicable indenture or supplemental indenture relating to the Debt Securities being guaranteed pursuant to the Guarantees has been duly executed by Nabors Delaware, Nabors, if applicable, and the applicable trustee; (c) the Debt Securities have been duly authorized and executed by Nabors Delaware and duly authenticated by the applicable trustee in accordance with the applicable indenture or supplemental indenture; and (d) the Debt Securities have been duly issued, sold and delivered by Nabors Delaware and the Guarantees have been duly executed, if applicable, and issued, as contemplated by the Registration Statement and any prospectus supplement relating thereto applicable definitive purchase, underwriting or similar agreement and otherwise in accordance with the applicable indenture or supplemental indenture, the Guarantees will be legal, valid and binding obligations of Nabors, enforceable in accordance with their terms, except in each case: (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors' rights generally; and (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (iii) possible judicial action giving effect to foreign government actions or foreign law.

        The foregoing opinion is limited to matters involving the Federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

        This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied on for any other purpose. We disclaim any obligation to update anything herein for events occurring after the date hereof.

        We hereby consent to the reference to us under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

Very truly yours,
/s/ MILBANK, TWEED, HADLEY AND MCCLOY LLP

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  Exhibit 5.1